ASSIGNMENT AGREEMENT

KNOW ALL MEN BY THESE PRESENTS, that on this ____ day of September 2004, **Cornell Capital Partners, LP**, (the "Assignor") does hereby agree to the following for and in consideration of the sum of Two Forty Five Thousand Dollars ($245,000) and other good and valuable consideration received from TAIB Bank, E.C., Bahrain (, the "Assignee"):

1. Debenture. Assignor is the legal and beneficial owner of that certain Debenture (the "Debenture") dated as of September ___, 2004, in the principal amount of Two Hundred Forty Five Thousand Dollars ($245,000) given by **EYI Industries, Inc.** (the "Company") to the Assignor. The Assignor hereby absolutely, irrevocably and unconditionally sells, assigns, conveys, contributes and transfers to the Assignee the right to collect from the Company the sum of Two Forty Five Thousand Dollars ($245,000), plus accrued but unpaid penalties and interest under the Debenture as well as all rights, duties, and obligations pursuant to the Securities Purchase Agreement, Investor's Registration Rights Agreement, Irrevocable Transfer Agent Instructions, and Escrow Agreement all of which are dated June 22, 2004 and attached hereto as Exhibits B, C, D, and E. This assignment is made free and clear of any and all claims, liens, demands, restrictions or encumbrances of any kind whatsoever.

2. Representations and Warranties. The Assignor hereby represents and warrants to and covenants with each Assignee that the Assignor has full right and authority to enter into and perform their obligations under this Agreement.

3. Additional Documents. The Assignor agrees to execute any and all other documents which are, in the opinion of any Assignee or its counsel, necessary to carry out the terms and conditions of this Assignment.

4. Effective Date and Counterpart Signature. This Assignment Agreement shall be effective as of the date first written above. This Assignment Agreement, and acceptance of same, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by telex or by telecopy or telefax of a facsimile signature page shall be binding upon that party so confirming.

IN WITNESS WHEREOF, the Assignor has executed this Assignment Agreement on the day and year first above written.

THE ASSIGNOR:

CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors, LLC
Its: General Partner

By: ______________________
Name: Mark A. Angelo
Its: Portfolio Manager & President

ACCEPTANCE OF ASSIGNMENT

The undersigned, being the Assignees set for the above, does hereby acknowledge and accept the foregoing Assignment on this ______ day of September ___, 2004.

ASSIGNEES:

____
Kent Chen

CONSENT

KYI Industries, Inc. hereby consents to this assignment of the Assigned Debentures from the Assignors to the Assignees and agrees to issue replacement Debentures to the Assignees in the amounts outlined on Exhibit A attached hereto.

KYI Industries, Inc.

By: ______________________
Name: [illegible]
Title: President